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TABLE OF CONTENTS

Filed pursuant to Rule 424(b)(2)
File Number 333-82500

        Prospectus Supplement to Prospectus dated February 20, 2002.

$500,000,000

Target Corporation

4.000% Notes due 2013

        Target Corporation will pay interest on the notes on June 15 and December 15 of each year, beginning December 15, 2003. The notes will mature on June 15, 2013. We may redeem the notes at our option at any time, either in whole or in part, at the redemption price described in this prospectus supplement. There is no sinking fund for the notes. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, which will act as depositary. The notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

        The notes are being offered globally for sale in the United States and certain jurisdictions in Europe where it is lawful to make such offers. We will apply to list the notes on the Luxembourg Stock Exchange in accordance with the rules thereof.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	99.632%	$498,160,000
Underwriting discount	0.450%	$2,250,000
Proceeds, before expenses, to Target Corporation	99.182%	$495,910,000

        The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from June 11, 2003.

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company, Euroclear or Clearstream, against payment in New York on June 11, 2003.

Joint Book-Running Managers

Banc of America Securities LLC	Citigroup	Goldman, Sachs & Co.

Banc One Capital Markets, Inc.
JPMorgan
Lehman Brothers
Merrill Lynch & Co.

BNP PARIBAS

                        BNY Capital Markets, Inc.

                                                 Tokyo-Mitsubishi International plc

                                                                         Wells Fargo Institutional Sales and Trading

                                                                                                  Comerica Securities

Prospectus Supplement dated June 4, 2003.

        The information contained in the Luxembourg Stock Exchange listing particulars will be filed in accordance with the requirements of the Luxembourg Stock Exchange and may include information in addition to the information included in this prospectus supplement and the accompanying prospectus. Any such additional information is not incorporated by reference in or made a part of this prospectus supplement or the accompanying prospectus.

        We have taken all reasonable care to ensure and confirm that all information contained in this prospectus supplement and the accompanying prospectus, as of the date of this prospectus supplement, is in every material respect true and accurate and not misleading in the context of the issue and sale of the notes, and to the best of our knowledge and belief, as of the date of this prospectus supplement, there are no other facts the omission of which would make any statement in this prospectus supplement or the accompanying prospectus misleading in any material respect in the context of the issue and sale of the notes. We accept responsibility accordingly. This prospectus supplement and the accompanying prospectus may only be used in connection with the offering of the notes.

        The Luxembourg Stock Exchange takes no responsibility for the contents of this prospectus supplement or the accompanying prospectus, makes no representation as to their accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

        We will apply to list the notes on the Luxembourg Stock Exchange in accordance with the rules thereof. We cannot assure you, however, that the notes will be listed on the Luxembourg Stock Exchange. The sale of the notes is not contingent on their admission to listing on any exchange.

        Inquiries regarding our listing status on the Luxembourg Stock Exchange should be directed to our Luxembourg listing agent, Dexia Banque Internationale à Luxembourg, 69, route d'Esch, L-2953, Luxembourg.

        As used in this prospectus supplement and the accompanying prospectus, all references to "dollars" and "$" are to United States dollars.

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should read this prospectus supplement along with the accompanying prospectus dated February 20, 2002. This prospectus supplement and the accompanying prospectus form one single document and both contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. If the information contained in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates. Certain terms used but not defined in this prospectus supplement have the meanings specified in the accompanying prospectus.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        When we refer to "our company," "we," "our" and "us" in this prospectus supplement under the headings "The Company," "Summary Financial Information" and "Capitalization," we mean Target Corporation and its subsidiaries. When these terms are used elsewhere in this prospectus supplement, we refer only to Target Corporation unless the context indicates otherwise.

THE COMPANY

        Target Corporation focuses on general merchandise retailing through three operating divisions:

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  Target is an upscale discounter that offers quality merchandise at attractive prices in clean, spacious and guest-friendly stores. On May 3, 2003, Target operated 1,167 stores in 47 states.

  •
  Mervyn's is a promotional and middle-market department store. On May 3, 2003, Mervyn's operated 265 stores in 14 states.

  •
  Marshall Field's is a full-service department store that emphasizes fashion leadership, quality merchandise and superior guest service. On May 3, 2003, Marshall Field's operated 62 stores in 8 states.

        We were incorporated on February 11, 1902 under the laws of the State of Minnesota. Our principal office is located at 1000 Nicollet Mall, Minneapolis, Minnesota 55403 and the telephone number is (612) 304-6073.

SUMMARY FINANCIAL INFORMATION

        The following table sets forth certain of our summary historical consolidated financial information. We derived the summary income statement and balance sheet information for each of the years in the two-year period ended February 1, 2003 from our audited consolidated financial statements for those periods. We derived the summary income statement and balance sheet information as of and for the three months ended May 3, 2003 and May 4, 2002 from our unaudited consolidated financial statements for those periods. In the opinion of our management, all financial information derived from our unaudited consolidated financial statements reflects all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of that information. Results for the three months ended May 3, 2003 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. You should read the following table in conjunction with our consolidated financial statements and accompanying notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At or for the Three Months Ended		At or for the Year Ended
	May 3, 2003	May 4, 2002	February 1, 2003	February 2, 2002
	(in millions, except per share data)
Income Statement Data:
Sales	$9,983	$9,336	$42,722	$39,114
Net credit revenues	339	258	1,195	712

Total revenues	$10,322	$9,594	$43,917	$39,826
Net earnings	$349	$345	$1,654	$1,368

Basic earnings per share	$0.38	$0.38	$1.82	$1.52

Diluted earnings per share	$0.38	$0.38	$1.81	$1.50

Weighted average common shares outstanding:
Basic	910.3	906.4	908.0	901.5
Diluted	915.1	914.7	914.0	909.8

Balance Sheet Data:
Total assets	$29,172	$25,189	$28,603	$24,154
Total current liabilities	6,801	6,851	7,523	7,054
Long-term debt	11,118	8,943	10,186	8,088
Total shareholders' investment	9,760	8,194	9,443	7,860

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of May 3, 2003. You should read this table in conjunction with our consolidated financial statements and accompanying notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

At May 3, 2003
(in millions)
Debt:
Current portion of long-term debt and notes payable	$713
Long-term debt	11,118

Total debt	11,831

Shareholders' investment:
Common stock: $.0833 par value; 6,000,000,000 authorized shares; 910,756,174 issued and outstanding	76
Additional paid-in-capital	1,278
Retained earnings	8,406

Total shareholders' investment	9,760

Total capitalization	$21,591

        Other than as set forth in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, there has been no material change in our consolidated capitalization since May 3, 2003.

DESCRIPTION OF NOTES

        The following discussion of the terms of the notes supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and identifies any general terms and provisions described in the accompanying prospectus that will not apply to the notes.

General

        The notes will be our general unsecured and senior obligations issued in an initial aggregate principal amount of $500,000,000. The notes will rank equally with all of our other present and future senior unsecured indebtedness. We will issue the notes under an indenture, dated as of August 4, 2000, as amended or supplemented from time to time (the "indenture"), between us and Bank One Trust Company, N.A., as trustee. You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture.

        We may, without the consent of the holders of the notes, issue additional notes from the series of debt securities offered by this prospectus supplement. Any additional notes will have the same ranking, interest rate, maturity date and other terms as the notes. Any additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of debt securities under the indenture.

        The notes will mature at 100% of their principal amount on June 15, 2013 and will not be entitled to any sinking fund. We may redeem the notes at our option at any time, either in whole or in part. See "—Optional Redemption" below.

        The notes will bear interest at a rate of 4.000% per annum from June 11, 2003 or from the most recent interest payment date on which we paid or provided for interest on the notes. We will pay interest on the notes on each June 15 and December 15, commencing December 15, 2003, to the person listed as the holder of the note (or any predecessor note) in the security register at the close of business on the preceding June 1 or December 1, as the case may be. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. If an interest payment date is not a business day, we will pay interest on the next day that is a business day and without any interest or other payment with respect to the delay.

        We will not pay any additional amounts on the notes to compensate any beneficial owner for any United States or other tax withheld from payments of principal or interest on the notes.

        The notes will be issued only in denominations of $1,000 each or integral multiples of $1,000.

        The notes are subject to defeasance in the manner described under the heading "Description of Debt Securities—Defeasance" in the accompanying prospectus.

Same Day Settlement

        Settlement for the notes will be made by the underwriters in immediately available funds. The notes will trade in the depositary's settlement system until maturity. As a result, the depositary will require secondary trading activity in the notes to be settled in immediately available funds.

Optional Redemption

  Meaning of Terms

        We may redeem the notes at our option as described below. See "—Our Redemption Rights." The following terms are relevant to the determination of the redemption price.

        When we use the term "Treasury Rate," we mean with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, we assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        When we use the term "Comparable Treasury Issue," we mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Independent Investment Banker" means each of Banc of America Securities LLC, Citigroup Global Markets Inc., and Goldman, Sachs & Co. or their respective successors as may be appointed from time to time by the trustee after consultation with us; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "primary treasury dealer"), we shall substitute therefor another primary treasury dealer.

        When we use the term "Comparable Treasury Price," we mean (A) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer by 5:00 p.m. on the third business day preceding such redemption date. When we use the term "Reference Treasury Dealer," we mean each of Banc of America Securities LLC, Citigroup Global Markets Inc., and Goldman, Sachs & Co. or their respective successors and any other primary treasury dealer selected by the trustee after consultation with us.

        When we use the term "Remaining Scheduled Payments," we mean with respect to any note, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

  Our Redemption Rights

        We may redeem the notes at our option at any time, either in whole or in part. If we elect to redeem the notes, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date:

  •
  100% of the principal amount of the notes to be redeemed, and

  •
  the sum of the present values of the Remaining Scheduled Payments.

        In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points. A partial redemption of the notes may be effected by such method as the trustee shall deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. In addition, the notice will be published as described in "—Notices" and a copy of the notice will be provided to the Luxembourg Stock Exchange.

        Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Book-Entry, Delivery and Form

        We have obtained the information in this section concerning DTC, Clearstream, Euroclear (each as defined below) and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. Certain of the information in this section with respect to DTC, Clearstream and Euroclear has been provided by them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        We will issue the notes in the form of one or more fully registered global notes which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), which will act as depositary. The notes will be registered in the name of DTC or Cede & Co., DTC's nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold interests in the global notes in the United States through DTC, or outside the United States, through Clearstream Banking, société anonyme, or "Clearstream," formerly Cedelbank, or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or "Euroclear." Investors may hold their interests in the global notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. We will refer to Citibank and JPMorgan Chase Bank in these capacities as the "U.S. depositaries." Beneficial interests in the global notes will be held in denominations of $1,000 and multiples of $1,000. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Notes represented by a global note can be exchanged for definitive notes in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global note and we do not appoint a successor depositary within 90 days after receiving that notice;

  •
  at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

  •
  we in our sole discretion determine that that global note will be exchangeable for definitive notes in registered form and notify the trustee of our decision; or

  •
  an event of default with respect to the notes represented by that global note has occurred and is continuing.

A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive notes issued in denominations of $1,000 and multiples of $1,000 in registered form for the same aggregate amount. The definitive notes will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC. Registered holders of such definitive notes may present their notes for transfer, in whole or in part, or for payment of principal at the offices of the Luxembourg listing, paying and transfer agent and at any other place that we have designated as a place of payment. If a definitive note is presented for transfer in part, one or more notes for an aggregate principal amount being transferred will be issued to the transferee and a note for any principal amount not being transferred will be issued to the transferor.

        Principal and interest payments on the notes represented by a global note will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by the global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global note;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in a global note held through such participants; or

  •
  the maintenance, supervision or review of any of DTC's records relating to such beneficial ownership interests.

        Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on DTC's records. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

        If we issue definitive notes in registered form, we will pay principal of, and interest on, the notes at the offices of the paying agents. At our option, payments of interest on a note will be made by mailing a check to the person listed as the holder of such note in the security register or by wire transfer to any account designated by that person in writing not less than ten days before the date of the interest payment. We will make payments of principal and interest due on the notes at maturity only against surrender of such notes.

        If we redeem less than all of the global notes, we have been advised that it is DTC's practice to determine by lot the amount of the interest of each participant in the global notes to be redeemed.

DTC

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global note for all purposes under the indenture. Unless global notes are exchanged for certificated notes as described under "—Book Entry, Delivery and Form," owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered owners or holders of notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC (and if such person is not a participant, on the procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture or such global note. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then (1) DTC would authorize the participants holding the relevant beneficial interests to take such action and (2) such participants would authorize the beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC is:

  •
  a limited-purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the Exchange Act.

        Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        DTC holds the securities deposited with it by its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical movement of certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or "Clearstream participants," and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream's U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

        Euroclear was created in 1968 to hold securities for participants of Euroclear, or "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the "Euroclear Operator," under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to in this prospectus supplement as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global notes.

Global Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries or to DTC.

        Because of time-zone differences, credits of notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Prescription

        Any money deposited with the trustee or any paying agent, or then held by us in trust for the payment of the principal of or interest on the notes and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to us upon our request, or (if then held by us) shall be discharged from such trust; and the holder of such note shall thereafter, as an unsecured general creditor, look only to us for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money, and all liability of us as trustee thereof, shall thereupon cease; provided, however, that the trustee or such paying agent, before being required to make any such repayment, may cause to be published once at our expense, in a newspaper published in the English language, customarily published on each business day and of general circulation in the Borough of Manhattan, the City of New York and each other place of payment or mailed to each such holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money remaining will be repaid to us.

Notices

        Notices to holders of notes will be given by first-class mail to the addresses of such holders as they appear in the note register. We will also publish all such notices in a daily newspaper of general circulation in Luxembourg so long as our notes are listed on the Luxembourg Stock Exchange and its rules so require. We expect that publication will be made in Luxembourg in the Luxemburger Wort. We will deem any notice to have been made on the date such notice was first published. We have undertaken to publish any change in the Luxembourg listing, paying and transfer agent in Luxembourg in the manner stipulated above so long as our notes are listed on the Luxembourg Stock Exchange.

Luxembourg Listing, Paying and Transfer Agent

        We have appointed Dexia Banque Internationale à Luxembourg, 69, route d'Esch, L-2953, Luxembourg, as our Luxembourg listing agent. We will appoint Dexia Banque International à Luxembourg as our Luxembourg paying and transfer agent and will maintain a paying and transfer agent in Luxembourg for so long as the notes are listed on the Luxembourg Stock Exchange. If and when global notes are exchanged for definitive notes in registered form as a result of the circumstances described in "—Book-Entry, Delivery and Form," registered holders of the notes may present their notes for transfer or for payment of principal at the offices of the Luxembourg listing, paying and transfer agent. If a definitive note is presented for transfer in part, one or more notes for the aggregate principal amount being transferred will be issued to the transferee and a note for any principal amount not being transferred will be issued to the transferor.

Concerning the Trustee

        From time to time, we and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of business. The trustee also acts as the issuing and paying agent for our commercial paper. In addition, the trustee is an affiliate of one of the underwriters.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

        In the opinion of Faegre & Benson LLP, our special tax counsel, the following discussion summarizes certain of the U.S. federal tax consequences of the purchase, beneficial ownership and disposition of notes.

        This summary is based on the Internal Revenue Code of 1986, or the "Code," regulations issued under the Code, judicial authority and administrative rulings and practice, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal tax consequences described in this prospectus supplement. This summary addresses only tax consequences to investors that purchase the notes at initial issuance, and own the notes as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, tax-exempt organizations, retirement plans, regulated investment companies, securities dealers, expatriates or persons whose functional currency for tax purposes is not the U.S. dollar). We will not seek a ruling from the Internal Revenue Service, or the "IRS," with respect to any matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below. When we use the term "holder" in this section, we are referring to a beneficial holder of the notes and not the record holder. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of U.S. federal tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

Federal Income Tax Consequences To U.S. Holders

        The following is a general discussion of certain U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the notes by a holder that is a United States person, or a "U.S. holder." For purposes of this discussion, a "United States person" means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof or therein (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996, and were treated as domestic trusts on that date.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

  Treatment of Interest

        Stated interest on the notes will be taxable to a U.S. holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. holder's method of tax accounting).

  Treatment of Dispositions of Notes

        Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts received in respect of accrued and unpaid interest, which will be taxable as such) and the U.S. holder's tax basis in the note. A U.S. holder's tax basis in a note will be, in general, the cost of the note to the U.S. holder. Gain or loss realized on the sale, exchange or retirement of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the note has been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. holder is generally subject to a maximum U.S. federal rate of 15%.

Federal Tax Consequences to Non-U.S. Holders

        The following is a general discussion of the U.S. federal income and estate tax consequences of the purchase, beneficial ownership and disposition of the notes by a holder that is not a United States person, or a "non-U.S. holder." For purposes of the following discussion, any interest income and any gain realized on the sale, exchange or other disposition of the notes will be considered "U.S. trade or business income" if such interest income or gain is (i) effectively connected with the conduct of a trade or business in the United States, or (ii) in the case of a treaty resident, attributable to a permanent establishment (or in the case of an individual, to a fixed base) in the United States.

  Treatment of Interest

        A non-U.S. holder will not be subject to U.S. federal income or withholding tax in respect of interest income on the notes if each of the following requirements is satisfied:

  •
  The interest is not U.S. trade or business income.

  •
  The non-U.S. holder provides to our paying agent an appropriate statement on an IRS Form W-8BEN (or substitute form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating, among other things, that the non-U.S. holder is not a United States person. If a note is held through a securities clearing organization, bank or another financial institution that holds customers' securities in the ordinary course of its trade or business, this requirement is satisfied if (i) the non-U.S. holder provides such a form to the organization or institution, and (ii) the organization or institution, under penalties of perjury, certifies that it has received such a form from the beneficial owner or another intermediary and furnishes our paying agent with a copy.

  •
  The non-U.S. holder does not actually or constructively own 10% or more of the voting power of our stock.

  •
  The non-U.S. holder is not a "controlled foreign corporation" that is actually or constructively related to us.

        To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless one of the following two exceptions is satisfied. The first exception is that an applicable income tax treaty reduces or eliminates such tax, and a non-U.S. holder claiming the benefit of that treaty provides to our paying agent a properly executed IRS Form W-8BEN (or substitute form). The second exception is that the interest is U.S. trade or business income and the non-U.S. holder provides an appropriate statement to that effect on an IRS Form W-8ECI (or substitute form). In the case of the second exception, such non-U.S. holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as U.S. holders, as described above. Additionally, in such event, non-U.S. holders that are corporations could be subject to a branch profits tax on such income.

        Special procedures contained in Treasury regulations may apply to notes held by partnerships, trusts, and intermediaries. We urge non-U.S. holders to consult their own tax advisors for information on the impact of these withholding regulations.

  Treatment of Dispositions of Notes

        Generally, a non-U.S. holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange, retirement or other disposition of a note unless

  •
  such holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or

  •
  the gain is U.S. trade or business income.

  Treatment of Notes for U.S. Federal Estate Tax Purposes

        A note held, or treated as held, by an individual who is a non-U.S. holder at the time of his or her death will not be subject to U.S. federal estate tax, provided the non-U.S. holder does not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock and payments of interest on such notes would not have been considered U.S. trade or business income.

U.S. Information Reporting Requirements and Backup Withholding Tax

        When required, we will report to the holders of the notes and the IRS amounts paid on or with respect to the notes and the amount of any tax withheld from such payments.

        Certain non-corporate U.S. holders may be subject to backup withholding at a rate equal to the fourth lowest rate of income tax applicable to unmarried individuals on payments made on or with respect to the notes. This rate is currently 28%. In general, backup withholding will apply to a U.S. holder only if the U.S. holder:

  •
  fails to furnish its Taxpayer Identification Number, or TIN, which for an individual would be his or her Social Security Number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that it has failed to properly report payments of interest and dividends; or

  •
  under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

A U.S. holder will be eligible for an exemption from withholding by providing a properly completed IRS Form W-9 (or substitute form) to our paying agent.

        A non-U.S. holder that provides an IRS Form W-8BEN (or substitute form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating that the non-U.S. holder is not a United States person, will not be subject to IRS reporting requirements and U.S. backup withholding, provided that neither we nor our paying agent has actual knowledge that the holder is a United States person or otherwise does not satisfy the requirements for an exemption.

        Information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of a note by a non-U.S. holder are as follows:

  •
  If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to information reporting and backup withholding at the rate described above. However, no such reporting and withholding is required if: (i) the holder either certifies as to its status as a non-U.S. holder under penalties of perjury on an IRS Form W-8BEN (or substitute form) or otherwise establishes an exemption, and (ii) the broker does not have actual knowledge to the contrary.

  •
  If the proceeds are paid to or through a foreign office of a broker that is not a United States person or a "U.S. related person," as defined below, they will not be subject to backup withholding or information reporting.

  •
  If the proceeds are paid to or through a foreign office of a broker that is either a United States person or a "U.S. related person," they generally will be subject to information reporting. However, no such reporting is required if (i) the holder certifies as to its status as a non-U.S. holder under penalties of perjury or the broker has certain documentary evidence in its files as to the non-U.S. holder's foreign status, and (ii) the broker has no actual knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a United States person or U.S. related person, absent actual knowledge that the payee is a United States person.

For purposes of this paragraph, a "U.S. related person" is:

  •
  a "controlled foreign corporation" for U.S. federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income during a specified three-year period is effectively connected with the conduct of a U.S. trade or business; or

  •
  a foreign partnership if one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if the partnership is engaged in the conduct of a U.S. trade or business.

        Backup withholding is not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in foreign countries under the provisions of a tax treaty or agreement.

        The federal tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the beneficial ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

UNDERWRITING

        We and the underwriters for the offering named below have entered into an underwriting agreement dated as of June 4, 2003, with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the total principal amount of notes shown in the following table.

Underwriters	Principal Amount of Notes
Banc of America Securities LLC	$105,000,000
Citigroup Global Markets Inc.	105,000,000
Goldman, Sachs & Co.	105,000,000
Banc One Capital Markets, Inc.	30,000,000
J.P. Morgan Securities Inc.	30,000,000
Lehman Brothers Inc.	30,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000
BNP Paribas Securities Corp.	15,000,000
BNY Capital Markets, Inc.	15,000,000
Tokyo-Mitsubishi International plc	15,000,000
Wells Fargo Brokerage Services, LLC	15,000,000
Comerica Securities	5,000,000

Total	$500,000,000

        Notes sold by the underwriters to the public initially will be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.300% of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because another underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        In addition to the underwriting discount discussed above, we estimate that our expenses for this offering will be approximately $350,000.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        We will apply to list the notes on the Luxembourg Stock Exchange. We cannot assure you that the notes will be approved for listing.

        The notes are offered for sale in the United States and certain jurisdictions in Europe where such offer and sale is permitted.

        Each underwriter has represented, agreed and undertaken that:

  •
  it and each of its affiliates have not offered or sold, and prior to the expiration of a period of six months from the date of issue of the notes, will not offer or sell any such notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  •
  it and each of its affiliates have complied, and will comply, with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

  •
  it and each of its affiliates have only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us.

        We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be on the fifth business day following the date the notes are priced. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or on the next succeeding business day will be required, by virtue of the fact that the notes will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

        Purchasers of the notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to the public set forth on the cover page of this prospectus supplement.

        In the ordinary course of their respective businesses, certain of the underwriters and their respective affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to us and certain of our affiliates, for which they have in the past received, and may in the future receive, customary fees. In addition, one of our directors is a director and executive officer of Wells Fargo & Company, an affiliate of one of the underwriters, and two of our directors are directors of The Goldman Sachs Group, Inc., an affiliate of one of the underwriters.

DIRECTORS AND EXECUTIVE OFFICERS OF TARGET CORPORATION

        The members of our board of directors are: Roxanne S. Austin, Calvin Darden, Roger A. Enrico, William W. George, Elizabeth Hoffman, Michele J. Hooper, James A. Johnson, Richard M. Kovacevich, Anne M. Mulcahy, Stephen W. Sanger, Warren R. Staley, George W. Tamke, Solomon D. Trujillo and Robert J. Ulrich. Our executive officers are: Linda L. Ahlers, Todd V. Blackwell, Bart Butzer, Michael R. Francis, John D. Griffith, James T. Hale, Diane L. Neal, Luis A. Padilla, Douglas A. Scovanner, Paul L. Singer, Gregg W. Steinhafel, Gerald L. Storch, Ertugrul Tuzcu and Robert J. Ulrich. The business address of each of our directors and executive officers in such capacity is 1000 Nicollet Mall, Minneapolis, Minnesota, 55403.

LEGAL OPINIONS

        The validity of the notes will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota, and for the underwriters by King & Spalding LLP, New York, New York. King & Spalding LLP may rely on Faegre & Benson LLP as to matters of Minnesota law.

LISTING AND GENERAL INFORMATION

        We will apply to list the notes on the Luxembourg Stock Exchange in accordance with the rules thereof. In connection with the listing application, our articles of incorporation and bylaws, and a legal notice relating to the issuance of the notes, will be deposited prior to listing with the chief registrar of the district court in Luxembourg, where copies may be obtained upon request. Copies of the above documents, together with this prospectus supplement and accompanying prospectus, the indenture, the underwriting agreement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and our future annual and quarterly financial statements, so long as any notes are outstanding and listed on the Luxembourg Stock Exchange, will be made available for inspection at the main offices of Dexia Banque Internationale à Luxembourg. Dexia Banque Internationale à Luxembourg will act as intermediary between the Luxembourg Stock Exchange, the holders of the notes and us, as long as the notes are represented by global notes. Copies of any of the documents referred to above may be obtained free of charge at Dexia Banque Internationale à Luxembourg's office at 69, route d'Esch, L-2953, Luxembourg.

        Other than as disclosed or contemplated herein or in the documents incorporated in this prospectus supplement and the accompanying prospectus by reference, there has been no adverse change in our consolidated financial position which is material in the context of the issue of the notes since May 3, 2003.

        The independent auditors of Target Corporation are Ernst & Young LLP.

        Other than as disclosed or contemplated herein or in the documents incorporated in this prospectus supplement and the accompanying prospectus by reference, neither we nor any of our subsidiaries is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the notes and we are not aware of any such litigation, arbitration or administrative proceedings pending or threatened.

        The notes were duly authorized by our Board of Directors on November 14, 2001 and by an authorized officer on June 4, 2003.

        The indenture and the notes are governed by, and shall be construed in accordance with, the laws of the State of Minnesota, United States of America, applicable to agreements made and to be wholly performed within such jurisdiction. The underwriting agreement is governed by and shall be construed in accordance with the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

        The notes have been assigned Euroclear and Clearstream Common Code 017037994, International Security Identification Number US87612EAM84 and CUSIP No. 87612EAM8.

PROSPECTUS

1000 Nicollet Mall Minneapolis, Minnesota 55403 (612) 304-6073

$5,200,000,000

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Securities Warrants

We will provide the specific terms of these securities in supplements to this prospectus.
You should read this prospectus and the applicable supplement carefully before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 20, 2002

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell:

  •
  debt securities,

  •
  preferred stock,

  •
  common stock,

  •
  depositary shares, and

  •
  securities warrants,

either separately or in units, in one or more offerings up to a total dollar amount of $5,200,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

  •
  Annual Report on Form 10-K for the year ended February 3, 2001 (including information specifically incorporated by reference into our Form 10-K from our 2000 Annual Report to Shareholders and our definitive Notice and Proxy Statement for our 2001 Annual Meeting of Shareholders);

  •
  Quarterly Reports on Form 10-Q for the quarters ended May 5, 2001, August 4, 2001 and November 3, 2001;

  •
  Current Reports on Form 8-K filed March 21, 2001, June 19, 2001, September 19, 2001, October 11, 2001, January 10, 2002 and February 7, 2002;

  •
  the description of the Company's common stock contained in the Registration Statement on Form 8-A filed in connection with the Company's common stock; and

  •
  the description of the Company's preferred share purchase rights contained in the Registration Statement on Form 8-A filed September 19, 2001.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                Corporate Secretary
                Target Corporation
                1000 Nicollet Mall
                Minneapolis, Minnesota 55403-2467
                (612) 304-6073

        You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

        We focus on general merchandise retailing through three operating divisions:

  •
  Target is an upscale discounter that offers quality merchandise at attractive prices in clean, spacious and guest-friendly stores. On November 3, 2001, Target operated 1,055 stores in 47 states.

  •
  Mervyn's California is a promotional and middle-market department store. On November 3, 2001, Mervyn's operated 264 stores in 14 states.

  •
  Marshall Field's is a full-service department store that emphasizes fashion leadership, quality merchandise and superior guest service. On November 3, 2001, Marshall Field's operated 64 stores in 8 states.

        When we refer to "our company," "we," "our" and "us" in this prospectus under the headings "The Company," "Use of Proceeds" and "Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends," we mean Target Corporation and its subsidiaries. When these terms are used elsewhere in this prospectus, we refer only to Target Corporation unless the context indicates otherwise.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and may be used to:

  •
  meet our working capital requirements;

  •
  fund capital expenditures relating to the construction and fixturing of our new stores;

  •
  remodel our existing stores;

  •
  refinance debt; and

  •
  finance share repurchases and acquisitions of real estate, other assets and companies.

Until the net proceeds have been used, they will be invested in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

	Fiscal Year Ended
	February 1, 1997	January 31, 1998	January 30, 1999	January 29, 2000	February 3, 2001
Ratio of Earnings to Fixed Charges	2.46x	3.65	4.18	4.96	4.72
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends*	2.30x	3.40	3.92	4.69	4.72

*  We redeemed all of our outstanding preferred stock in January 2000.

For purposes of calculating the ratios, fixed charges consist of:

    •
    interest on debt;

    •
    amortization of discount on debt; and

    •
    the interest portion of rental expense on operating leases.

The ratio of earnings to fixed charges is calculated as follows:

(income before extraordinary charges and income taxes) + (fixed charges) - (capitalized interest)
(fixed charges)

The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

(income before extraordinary charges and income taxes) + (fixed charges) - (capitalized interest)
(fixed charges) + (pretax earnings required to cover preferred stock dividends)

Pretax earnings required to cover preferred stock dividends are calculated as follows:

preferred stock dividends, as adjusted for the tax benefits related to unallocated shares
1 - (our effective income tax rate)

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        The debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

        We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement. You should read the form of indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

        The debt securities will be our direct, senior, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

  •
  the title and type of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price at which the debt securities will be issued;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the maturity date of the debt securities;

  •
  if the debt securities will bear interest:

  •
  the interest rate on the debt securities;
  •
  the date from which interest will accrue;
  •
  the record and interest payment dates for the debt securities;
  •
  the first interest payment date; and
  •
  any circumstances under which we may defer interest payments;

  •
  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

  •
  any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

  •
  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

  •
  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

  •
  whether the provisions described under the heading "Defeasance" below apply to the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities—a "global security" means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities;

  •
  if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

  •
  any special tax implications of the debt securities; and

  •
  any other terms of the debt securities.

A "holder," with respect to a registered security, means the person in whose name the registered security is registered in the security register. (Section 101)

Payment; Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Original Issue Discount

        Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an "original issue discount security," that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

Classification of Restricted and Unrestricted Subsidiaries

        The indenture contains restrictive covenants that apply to us and all of our restricted subsidiaries. Those covenants do not apply to our unrestricted subsidiaries. For example, the assets and indebtedness of unrestricted subsidiaries and investments by us or our restricted subsidiaries in unrestricted subsidiaries are not included in the calculations described under the heading "—Restrictions on Secured Funded Debt" below. The indenture does not require us to maintain any restricted subsidiaries and, if we do not, the indenture will not provide any limitations on the amount of secured debt created or incurred by our subsidiaries.

        A "subsidiary" is any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors' qualifying shares, directly or through one or more of our other subsidiaries. "Voting stock" means stock that is entitled in the ordinary course (i.e., not only as a result of the happening of certain events) to vote in an election for directors.

        "Restricted subsidiaries" are all of our subsidiaries other than unrestricted subsidiaries. A "wholly-owned restricted subsidiary" is a restricted subsidiary of which we own all of the outstanding capital stock directly or through our other wholly-owned restricted subsidiaries.

        Our "unrestricted subsidiaries" are:

  •
  Eighth Street Development Company, Target Capital Corporation, Target Receivables Corporation and The Associated Merchandising Corporation;

  •
  certain other finance subsidiaries acquired or formed by us after the date of this prospectus;

  •
  any subsidiary that our board of directors in the future designates as an unrestricted subsidiary under the indenture; and

  •
  any other subsidiary if a majority of its voting stock is owned by an unrestricted subsidiary.

Our board of directors can at any time change a subsidiary's designation from an unrestricted subsidiary to a restricted subsidiary if:

  •
  the majority of that subsidiary's voting stock is not owned by an unrestricted subsidiary, and

  •
  after the change of designation, we would be in compliance with the restrictions contained in the secured funded debt covenant described under the heading "—Restrictions on Secured Funded Debt" below. (Sections 101, 1010(a))

Restrictions on Secured Funded Debt

        The indenture limits the amount of secured funded debt that we and our restricted subsidiaries may incur or otherwise create, including by guarantee. Neither we nor our restricted subsidiaries may incur or otherwise create any new secured funded debt unless immediately after the incurrence or creation:

  •
  the sum of:

  •
  the aggregate principal amount of all of our outstanding secured funded debt and that of our restricted subsidiaries (other than certain categories of secured funded debt discussed below), plus
  •
  the aggregate amount of our attributable debt and that of our restricted subsidiaries relating to sale and lease-back transactions,

  •
  does not exceed 15% of our consolidated net tangible assets.

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new secured funded debt. (Sections 1008(a), 1008(c))

        "Secured funded debt" means funded debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our restricted subsidiaries. (Section 101)

        "Funded debt" means:

  •
  indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount thereof is computed, plus

  •
  guarantees of indebtedness of the type described in the preceding bullet point, or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), plus

  •
  funded debt secured by a mortgage, lien or similar encumbrance on our assets or those of our restricted subsidiaries, whether or not the funded debt secured by that mortgage, lien or similar encumbrance on our assets or those of our restricted subsidiaries is assumed by us or one of our restricted subsidiaries, plus

  •
  in the case of a subsidiary, all preferred stock of that subsidiary.

Funded debt does not include any amount relating to obligations under leases, or guarantees of leases, whether or not those obligations would be included as liabilities on our consolidated balance sheet. (Section 101)

        "Indebtedness" means, except as set forth in the next sentence:

  •
  all items of indebtedness or liability, except capital and surplus, which under generally accepted accounting principles would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined;

  •
  indebtedness secured by a mortgage, lien or other similar encumbrance on property owned subject to that mortgage, lien or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien or other similar encumbrance was assumed; and

  •
  guarantees, endorsements (other than for purposes of collection) and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount is included in the preceding two bullet points.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if the obligations or guarantees of obligations relating to lease rentals would be included as liabilities on the consolidated balance sheet of us and our restricted subsidiaries. (Section 101)

        "Attributable debt" means:

  •
  the balance sheet liability amount of capital leases as determined by generally accepted accounting principles, plus

  •
  the amount of future minimum operating lease payments required to be disclosed by generally accepted accounting principles, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report to Shareholders reflecting that calculation.

The amount of attributable debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of:

  •
  the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

  •
  the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101)

        "Consolidated net tangible assets" means the total consolidated amount of our assets and those of our restricted subsidiaries (minus applicable reserves and other properly deductible items and after excluding any investments made in unrestricted subsidiaries or in corporations while they were unrestricted subsidiaries but which are not subsidiaries at the time of the calculation), minus

  •
  all liabilities and liability items, including leases or guarantees of leases, which under generally accepted accounting principles would be included in the balance sheet, except funded debt, capital stock and surplus, surplus reserves and provisions for deferred income taxes, and

  •
  goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles. (Section 101)

        The following categories of secured funded debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading "Restrictions on Secured Funded Debt":

  •
  secured funded debt of a restricted subsidiary owing to us or to one of our wholly-owned restricted subsidiaries;

  •
  secured funded debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. Government or any State or any instrumentality thereof to secure certain payments;

  •
  secured funded debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or indebtedness of any company existing at the time that the company becomes one of our subsidiaries;

  •
  secured funded debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or indebtedness which (1) exists at the time that the property, shares of stock or indebtedness is acquired by us or one of our restricted subsidiaries, including acquisitions by merger or consolidation, (2) secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or indebtedness or (3) secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading "—Consolidation, Merger or Sale" below;

  •
  secured funded debt secured by a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax under the Internal Revenue Code of 1986; and

  •
  any extension, renewal or refunding of (1) any secured funded debt permitted under the first paragraph under the heading "Restrictions on Secured Funded Debt," (2) any secured funded debt outstanding at the end of our fiscal year immediately preceding the execution date of the indenture of any then restricted subsidiary or (3) any secured funded debt of any company outstanding at the time the company became a restricted subsidiary. (Section 1008(b))

Restrictions on Sale and Lease-Back Transactions

        The indenture provides that neither we nor any of our restricted subsidiaries may enter into any sale and lease-back transaction involving any operating property more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:

  •
  we or the restricted subsidiary could (1) create secured funded debt on the property equal to the attributable debt with respect to the sale and lease-back transaction and (2) still be in compliance with the restrictions on secured funded debt (see "—Restrictions on Secured Funded Debt" above); or

  •
  we apply an amount, subject to credits for certain voluntary retirements of debt securities and/or funded debt, equal to the greater of:

  •
  the fair value of the property, or
  •
  the net proceeds of the sale, within 120 days, to the retirement of secured funded debt.

This restriction will not apply to any sale and lease-back transaction:

  •
  between us and one of our restricted subsidiaries,

  •
  between any of our restricted subsidiaries, or

  •
  involving a lease for a period, including renewals, of three years or less. (Section 1009)

        "Operating property" means any retail store, distribution center or other property related to our general retail business or that of one of our subsidiaries, parking facilities and any equipment located at, or a part of, any of these properties if it has a net book value greater than .35% of our consolidated net tangible assets and has been owned and operated by us or one of our subsidiaries for more than 90 days. If we acquire a new subsidiary that already owns and operates this type of property, then the property will not be considered operating property until 90 days after the acquisition. (Section 101)

Consolidation, Merger or Sale

        The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

  •
  the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

  •
  immediately after the transaction, no event of default exists; and

  •
  except in the case of a consolidation or merger of a restricted subsidiary with or into us, either:

  •
  we have obtained the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities (as defined in the indenture) of each series, or
  •
  immediately after the transaction, the resulting or acquiring corporation could incur additional secured funded debt and still be in compliance with the restrictions on secured funded debt (see "—Restrictions on Secured Funded Debt" above). (Section 801)

        Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:

  •
  that corporation is one of our wholly-owned restricted subsidiaries; and

  •
  we could incur additional secured funded debt and still be in compliance with the restrictions on secured funded debt (see "—Restrictions on Secured Funded Debt" above). (Section 803)

        If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Modification and Waiver

        Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

  •
  change the stated maturity date of any payment of principal or interest;

  •
  reduce certain payments due on the debt securities;

  •
  change the place of payment or currency in which any payment on the debt securities is payable;

  •
  limit a holder's right to sue us for the enforcement of certain payments due on the debt securities;

  •
  reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

  •
  limit a holder's right, if any, to repayment of debt securities at the holder's option; or

  •
  modify any of the foregoing requirements or a reduction in the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture. (Section 902)

        Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series:

  •
  waive compliance by us with certain restrictive covenants of the indenture; and

  •
  waive any past default under the indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or
  •
  a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Sections 1012, 513)

Events of Default

        Unless otherwise stated in the applicable prospectus supplement, an "event of default," when used in the indenture with respect to any series of debt securities, means any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment on debt securities of that series when due;

  •
  failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

  •
  default under any indebtedness for borrowed money, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of indebtedness greater than $20 million, unless the acceleration is rescinded, or the indebtedness is discharged, within 10 days after we have received written notice of the default in the manner specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)

        The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers' certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. (Section 1011) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

  •
  the trustee has not started the proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment. (Section 508)

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, "government obligations" mean:

  •
  securities of the same government which issued the currency in which the series of debt securities are denominated and in which interest is payable; or

  •
  securities of government agencies backed by the full faith and credit of that government. (Section 101)

        In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

  •
  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

        Under federal income tax law, a deposit and discharge as described above may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

  •
  the holder's cost or other tax basis for the debt securities, and

  •
  the value of the holder's interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading "—Substitution of Collateral" below. You are urged to consult your own tax advisers as to the specific consequences of a deposit and discharge as described above, including the applicability and effect of tax laws other than federal income tax law.

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading "—Defeasance and Discharge" above:

  •
  we will not have to comply with the following restrictive covenants contained in the indenture:

  •
  Consolidation, Merger or Sale (Sections 801, 803);
  •
  Restrictions on Secured Funded Debt (Section 1008);
  •
  Restrictions on Sale and Lease-Back Transactions (Section 1009);
  •
  Classification of Restricted and Unrestricted Subsidiaries (Section 1010); and
  •
  any other covenant we designate when we establish the series of debt securities; and

  •
  we will not have to treat the events described in the fourth bullet point under the heading "—Events of Default" (see page 12) as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading "—Events of Default" as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)

        If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of that series (such as sinking fund payments) on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

        Substitution of Collateral.    At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations which would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities. (Section 402)

DESCRIPTION OF PREFERRED STOCK

        This section describes the general terms and provisions of our preferred stock that may be offered under this prospectus. The prospectus supplement will describe the specific terms of the series of preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

        We have summarized the material terms and provisions of the preferred stock in this section. We have also filed our restated articles of incorporation, as amended, and the form of certificate of designation, preferences and rights of preferred stock, which we will refer to as the "certificate of designation," as exhibits to the registration statement. You should read our restated articles of incorporation and the certificate of designation relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

        Under our restated articles of incorporation, our board of directors has the authority, without further shareholder action, to issue a maximum of 5,000,000 shares of preferred stock, including shares issued or reserved for issuance. As of November 3, 2001, we had no shares of preferred stock outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

  •
  the number of shares and designation or title of the shares;

  •
  dividend rights;

  •
  whether and upon what terms the shares will be redeemable;

  •
  the rights of the holders upon our dissolution or upon the distribution of our assets;

  •
  whether and upon what terms the shares will have a purchase, retirement or sinking fund;

  •
  whether and upon what terms the shares will be convertible;

  •
  the voting rights, if any, which will apply; and

  •
  any other preferences, rights, limitations or restrictions of the series.

If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock. Those shares will not be part of any particular series of preferred stock and may be reissued by us.

        As described under "Description of Depositary Shares" below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

        The preferred stock offered under this prospectus will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of preferred stock it offers for specific terms, including:

  •
  the title and liquidation preference of the preferred stock and the number of shares offered;

  •
  the initial public offering price at which we will issue the preferred stock;

  •
  the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion provisions;

  •
  whether we have elected to offer depositary shares as described under "Description of Depositary Shares" below; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise:

  •
  each series of preferred stock offered under this prospectus will rank equally in all respects with the outstanding shares of each other series of preferred stock offered under this prospectus;

  •
  each series of preferred stock offered under this prospectus will rank senior to our series A junior participating preferred stock described under the heading "Description of Common Stock—Rights Agreement" below;

  •
  the preferred stock offered under this prospectus will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of those shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those future securities; and

  •
  EquiServe Trust Company, N.A., will be the transfer agent and registrar for the preferred stock offered under this prospectus and any depositary shares.

Dividends

        The holders of the preferred stock of each series offered under this prospectus will be entitled to receive cash dividends, if declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

        The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock offered under this prospectus are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.

        Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock offered under this prospectus unless full dividends on that preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. Until full dividends are paid, or declared and payment is set aside, on all preferred stock ranking equal as to dividends, then:

  •
  we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to that series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

  •
  other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to that preferred stock as to dividends and upon liquidation; and

  •
  we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to that preferred stock as to dividends and upon liquidation.

We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock offered under this prospectus which may be past due.

Redemption

        We may redeem all or part of a series of the preferred stock offered under this prospectus and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock that we may issue in the future.

        If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If

  •
  we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and

  •
  the proceeds from the issuance are insufficient or no issuance has occurred,

then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.

        If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.

        Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:

  •
  we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

  •
  we will not purchase or otherwise acquire any preferred stock of that series.

The prohibition discussed in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.

        Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption (unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 to 70 days prior to the date fixed for redemption). We will mail the notices to the holders' addresses as they appear on our stock records. Each notice will state:

  •
  the redemption date;

  •
  the number of shares and the series of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

  •
  the date when the holders' conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

        If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

  •
  the dividends on the preferred stock called for redemption will no longer accrue;

  •
  those shares will no longer be considered outstanding; and

  •
  the holders will no longer have any rights as shareholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

        If a redemption described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.

Conversion

        The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock.

Rights Upon Liquidation

        Unless the applicable prospectus states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock offered under this prospectus will be entitled to receive:

  •
  liquidation distributions in the amount stated in the applicable prospectus supplement; and

  •
  all accrued and unpaid dividends (whether or not earned or declared).

We will pay these amounts to the holders of shares of those series of preferred stock, and all amounts owing on any preferred stock ranking equally with those series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to shareholders before any distribution is made to holders of any securities ranking junior to those series of preferred stock upon liquidation.

        The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.

        We will make pro rata distributions to the holders of a series of preferred stock offered under this prospectus and any other shares of our stock ranking equal as to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if:

  •
  we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

  •
  we do not have enough assets available for distribution to the holders of that series of preferred stock and any other shares of our stock ranking equal with that series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.

        After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.

Voting Rights

        Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock offered under this prospectus will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote.

        As more fully described under "Description of Depositary Shares" below, if we issue depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.

        For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

        Unless we receive the consent of the holders of an outstanding series of preferred stock offered under this prospectus and the outstanding shares of all other series of preferred stock which:

  •
  rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

  •
  have voting rights that are exercisable and that are similar to those of that series, we will not:

  •
  authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or
  •
  amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our restated articles of incorporation or of the resolutions contained in a certificate of designation creating that series in a way that materially and adversely affects any right, preference, privilege or voting power of that series.

This consent must be given by the holders of at least two-thirds of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only:

  •
  increase the amount of the authorized preferred stock;

  •
  create and issue another series of preferred stock; or

  •
  increase the amount of authorized shares of any series of preferred stock;

so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

Outstanding Preferred Stock

        As of November 3, 2001, we had established only one series of preferred stock, our series A junior participating preferred stock, which we will refer to as the "series A preferred stock" and which we have described more fully under the heading "Description of Common Stock—Rights Agreement" below. As of November 3, 2001, we had 2,000,000 shares of preferred stock designated as series A preferred stock, none of which were outstanding.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

        We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

        We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the "depositary." We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

        If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you are entitled to receive the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

        If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

        If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

        When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

        Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

  •
  the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

        We will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.

        Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF COMMON STOCK

        This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that common stock.

        We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated articles of incorporation, as amended, our bylaws and the certificate of designation relating to the series A preferred stock as exhibits to the registration statement. You should read our restated articles of incorporation, our bylaws and the certificate of designation relating to the series A preferred stock for additional information before you buy any common stock.

General

        Shares Outstanding.    As of November 3, 2001, our authorized common stock was 6,000,000,000 shares, of which 902,788,282 shares were issued and outstanding.

        Dividends.    Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock.

        Voting Rights.    Holders of common stock have the exclusive power to vote on all matters presented to our shareholders unless Minnesota law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director.

        Other Rights.    If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets distributable to our shareholders after we have provided for any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights to buy any portion of those issued securities. Each share of common stock does include a right to purchase series A preferred stock if the conditions discussed below under the heading "—Rights Agreement" occur.

        Listing.    Our outstanding shares of common stock are listed on the New York Stock Exchange and Pacific Exchange under the symbol "TGT." EquiServe Trust Company, N.A. serves as the transfer agent and registrar for the common stock.

        Fully Paid.    The outstanding shares of common stock are fully paid and nonassessable. Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Anti-takeover Provisions Contained in the Articles of Incorporation and Bylaws

        Certain provisions of our restated articles of incorporation may make it less likely that our management would be changed or someone would acquire voting control of our company without our board's consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

        Fair Price Provision.    Article IV of our restated articles of incorporation prohibits certain business combinations between our company and direct and indirect owners of 10% or more of our voting stock, which we will refer to as the "interested shareholders," unless those transactions are approved by holders of at least 75% of our outstanding voting stock, voting together as a single class. This 75% approval is in addition to any approval required by law. Business combinations requiring the 75% approval include the following transactions, among others:

  •
  any merger, consolidation, or statutory exchange of our shares with an interested shareholder or a corporation affiliated with an interested shareholder, subject to limited exceptions;

  •
  any sale, lease, pledge, or other transfer or disposition of our assets valued at 10% or more of the book value of our consolidated assets to an interested shareholder or person or entity affiliated with an interested shareholder, or any sale, lease, pledge, or other transfer or disposition of an interested shareholder's assets valued at 10% or more of the book value of our consolidated assets to us;

  •
  the issuance or transfer by us of any of our shares to an interested shareholder or person or entity affiliated with an interested shareholder, subject to limited exceptions that do not increase the percentage of our shares owned by the interested shareholder or the person or entity affiliated with an interested shareholder;

  •
  the adoption of any plan proposed by or on behalf of an interested shareholder or a person or entity affiliated with an interested shareholder to liquidate or dissolve our company; and

  •
  any transaction that increases the proportionate share of our stock owned directly or indirectly by an interested shareholder or a person or entity affiliated with an interested shareholder.

        Shareholders do not need to approve a business combination under Article IV of our restated articles of incorporation if a majority of the continuing directors approve the business combination. "Continuing directors" are those directors, other than the interested shareholder or any representative or affiliate of the interested shareholder:

  •
  who were members of the board of directors before the interested shareholder involved in the business combination became an interested shareholder, or

  •
  whose election or nomination was approved by a majority of directors who were members of the board of directors before the interested shareholder involved in the business combination became an interested shareholder.

        Shareholders also do not need to approve a business combination under Article IV of our restated articles of incorporation that meets the conditions specified in Article IV of our restated articles of incorporation. These conditions include, among other things, the following:

  •
  holders of our capital stock receive at least the minimum amount of consideration in the business combination determined under Article IV of our restated articles of incorporation (this condition is designed to assure that the price received by each shareholder is at least as high as the highest price paid for our shares by the interested shareholder in becoming an interested shareholder or in the two years before the business combination is announced, and also is at least as high as the higher of the fair market value of our shares when the interested shareholder became an interested shareholder or the business combination was announced);

  •
  the interested shareholder does not acquire any additional shares of our stock after becoming an interested shareholder, unless the additional acquisition is approved by a majority of the continuing directors; and

  •
  a proxy or information statement describing the proposed business combination is mailed to all holders of our stock at least 30 days before the business combination is completed.

Holders of at least 75% of our outstanding voting stock, voting together as one class, must approve a proposal to amend or repeal, or adopt provisions inconsistent with, Article IV of our restated articles of incorporation.

        Preferred Stock.    Our board of directors can at any time, under our restated articles of incorporation and without shareholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

        Classified Board.    Members of our board of directors are divided into three classes and serve staggered three-year terms under Article VI of our restated articles of incorporation. This means that only approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the directors unless they are removed. Under Article VI of our restated articles of incorporation, directors can be removed from office during their terms only if holders of at least 75% of our outstanding voting stock, voting together as one class, approve the removal. At least 75% of our outstanding voting stock, voting together as one class, must approve any proposal to amend or repeal, or adopt any provisions inconsistent with, this provision of our restated articles of incorporation.

        Nomination Procedures.    In addition to our board of directors, shareholders can nominate candidates for our board of directors. However, a shareholder must follow the advance notice procedures described in Article VI of our restated articles of incorporation. In general, a shareholder must submit a written notice of the nomination to our corporate secretary at least 60 days before a scheduled meeting of our shareholders, together with the written consent of the nominee to serve as director. At least 75% of our outstanding voting stock, voting together as one class, must approve any proposal to amend or repeal, or adopt any provisions inconsistent with, this provision of our restated articles of incorporation.

        Proposal Procedures.    Shareholders can propose that business other than nominations to our board of directors be considered at an annual meeting of shareholders only if a shareholder follows the advance notice procedures described in our bylaws. In general, a shareholder must submit a written notice of the proposal and the shareholder's interest in the proposal to our corporate secretary at least 90 days before the anniversary date of the previous year's annual meeting of our shareholders.

        Amendment of Bylaws.    Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Minnesota Business Corporation Act. Our shareholders also have the power to change or repeal our bylaws.

Rights Agreement

        Each share of our common stock, including those that may be issued in an offering under this prospectus or upon the conversion or exercise of other securities offered under this prospectus, carries with it one preferred share purchase right, which we will refer to as a "right." If the rights become exercisable, each right entitles the registered holder to purchase 1/1200th of a share of the series A preferred stock (subject to a proportionate decrease in the fractional number of shares of series A preferred stock that may be purchased if a stock split, stock dividend or similar transaction occurs with respect to the common stock and a proportionate increase in the event of a reverse stock split). Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the right. The description and terms of the rights are described in the Rights Agreement, dated as of September 12, 2001, between us and EquiServe Trust Company, N.A., as Rights Agent, that has been filed with the SEC.

        The rights trade automatically with shares of common stock. A holder of common stock may exercise the rights only under the circumstances described below. The rights are designed to protect the interests of our company and shareholders against coercive takeover tactics. The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board of directors to negotiate terms of any proposed takeover that benefit our shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the interests of our shareholders.

        Shares of series A preferred stock will rank junior to all other series of our preferred stock, including the preferred stock offered under this prospectus, if our board of directors, in creating all other series of preferred stock, provides that they will rank senior to the series A preferred stock. If our shareholders purchase series A preferred stock, we cannot repurchase the series A preferred stock from shareholders who do not want to resell it. Subject to the rights of our senior securities, a holder of the series A preferred stock will be entitled, for each share of series A preferred stock owned, to:

  •
  a quarterly dividend payment equal to the greater of (1) $12.00 per share or (2) 1,200 times the quarterly dividend declared per share of common stock, before any amounts are distributed to holders of common stock (if the dividend is not paid on the series A preferred stock in one or more quarters, no dividend may be paid on common stock until all previously unpaid dividends on series A preferred stock have been paid);

  •
  a liquidation payment equal to the greater of (1) $1,200 per share plus all accrued and unpaid dividends or (2) 1,200 times the payment made per share of common stock, if we liquidate our company, before any amounts are distributed to holders of common stock;

  •
  receive 1,200 times the amount received per share of common stock in the event of any merger, consolidation, statutory share exchange or other similar transaction; and

  •
  1,200 votes per share and will vote together with the common stock unless applicable law requires otherwise.

These rights of the series A preferred stock are protected by customary antidilution provisions which automatically increase dividend, liquidation, merger and voting rights in proportion to increases in common stock resulting from stock dividends, stock splits and similar transactions. These rights are proportionately decreased in the event of decreases in common stock resulting from reverse stock splits and similar transactions.

        The purchase price for each 1/1200th of a share of series A preferred stock is $125. We must adjust the purchase price if certain events occur, such as:

  •
  if we pay stock dividends on the series A preferred stock or split the series A preferred stock; or

  •
  if we issue warrants for shares of series A preferred stock to holders of series A preferred stock or other securities that could be converted into shares of series A preferred stock at less than the then current market price of the series A preferred stock.

        Holders may exercise their rights only following a distribution date. A "distribution date" will occur 15 days after:

  •
  a person or group acquires 20% or more of the outstanding shares of common stock, or

  •
  a person or group makes or announces an offer to purchase common stock, which, if successful, would result in the acquisition of 30% or more of the outstanding shares of common stock.

        However, our board of directors may delay the distribution date following an offer referred to in the second bullet point above until the person or group actually acquires at least 20% of the outstanding shares of common stock.

        The rights have certain additional features that will be triggered upon the occurrence of specified events, including:

  •
  if a person or group acquires 20% or more of the outstanding shares of common stock, holders of the rights, other than a person or group who acquires 20% or more of the outstanding shares of common stock, may purchase our common stock (instead of our series A preferred stock) at 50% of the market value of the purchased common stock;

  •
  if a person or group acquires 20% or more of the outstanding shares of common stock, our board of directors may, at any time before the person or group acquires 50% or more of the outstanding shares of common stock, exchange all or part of the rights (other than rights held or previously held by the 20% or greater shareholder) for common stock or equivalent securities at an exchange ratio per right equal to the exercise price of a right divided by the current per share market price of the common stock, subject to adjustment; and

  •
  if our company is involved in certain business combinations or the sale of 50% or more of our assets or earning power, the holders of the rights may purchase common stock of the acquiror or an affiliated company at 50% of market value.

        Any time before a person or group acquires 20% or more of the outstanding shares of common stock, our board of directors may redeem the rights in whole, but not in part, at a price of $.001 per right, subject to adjustment for stock dividends, stock splits and similar transactions, which we will refer to as the "rights redemption price." Our board of directors in its sole discretion may establish the effective time, basis and conditions of the redemption. Immediately upon redemption of the rights, the holder can no longer exercise the redeemed rights and can only receive the rights redemption price.

        In addition, our shareholders can, under certain circumstances, compel our board of directors to redeem the rights even if our board of directors believes that a tender offer of the nature described in the following sentence is not in our shareholders' best interests. A person making a cash tender offer for all of our outstanding capital stock and satisfying certain other conditions can demand a shareholders meeting to vote upon a resolution requesting our board of directors to redeem the rights and allow the completion of that tender offer, or another cash tender offer for all of our capital stock at a price that is at least as high as that contained in the original tender offer, without being affected by the rights. If two-thirds of the outstanding shares of our voting stock approve a resolution as described in the preceding sentence and certain other conditions are satisfied, our board must redeem the rights and the rights would not affect the completion of the tender offer.

        The rights will expire on September 26, 2006, unless we redeem them before then. Our board of directors may amend the terms of the rights without the consent of the holders of the rights at any time before the distribution date in any manner our board deems desirable, except that amendments described below that expressly require a shareholder vote must receive that vote. Our board of directors may amend the terms of the rights without the consent of the holders of the rights after the distribution date only if the amendment cures ambiguities, corrects or supplements defective or inconsistent provisions, or does not adversely affect the interests of the holders of the rights. The affirmative vote of holders of a majority of the shares of common stock voting for or against a proposed amendment at a shareholders meeting is required to amend the terms of the rights to change the purchase price of the rights, the rights redemption price, the number or type of shares for which the rights are exercisable, their expiration date, the percentage stock ownership by a person or group that triggers the exercise of the rights, or the shareholder voting requirements for compelling redemption of the rights.

DESCRIPTION OF SECURITIES WARRANTS

        This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

        We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock, which we will collectively refer to as the "securities warrants." Securities warrants may be issued alone or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

        We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

        If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

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  the offering price;

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  the currencies in which the securities warrants are being offered;

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

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  the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock, depositary share or share of common stock;

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  the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities, preferred stock or depositary shares;

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  the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

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  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

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  United States federal income tax consequences; and

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  any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

        If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

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  the offering price;

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  the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

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  the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock, depositary share or share of common stock;

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  the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities, preferred stock or depositary shares;

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  the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

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  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

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  United States federal income tax consequences; and

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  any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be in registered form only.

        A holder of securities warrant certificates may:

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  exchange them for new certificates of different denominations;

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  present them for registration of transfer; and

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  exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

        Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

        A holder of securities warrants may exercise them by following the general procedure outlined below:

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  delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

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  properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

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  delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

        We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

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  if we issue capital stock as a dividend or distribution on the common stock;

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  if we subdivide, reclassify or combine the common stock;

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  if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or

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  if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

        Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

        Holders of common stock warrants may have additional rights under the following circumstances:

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  a reclassification or change of the common stock;

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  a consolidation or merger involving our company; or

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  a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

PLAN OF DISTRIBUTION

        We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

        Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters' obligations with respect to the auction.

        If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

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  commercial and savings banks;

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  insurance companies;

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  pension funds;

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  investment companies; and

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  educational and charitable institutions.

The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

        If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

        When we issue the securities offered under this prospectus, except for shares of common stock, they may be new securities without an established trading market. If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

        James T. Hale, Esq., who is our General Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered under this prospectus. Mr. Hale owns, or has the right to acquire, a number of shares of our common stock which represents less than 1% of the total outstanding common stock. Any underwriters will be represented by their own legal counsel.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended February 3, 2001, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are, and consolidated financial statements included in subsequent filings with the SEC will be, incorporated by reference in this prospectus in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing (to the extent consolidated financial statements included in subsequent filings are covered by consents executed by such firm and filed with the SEC).

Principal Executive Office of Target Corporation

1000 Nicollet Mall
Minneapolis, Minnesota 55403

Trustee

Bank One Trust Company, N.A.
1 Bank One Plaza, Suite 0126
Chicago, Illinois 60670

Registrar, Authenticating Agent and Paying Agent

Bank One Trust Company, N.A.
1 Bank One Plaza, Suite 0126
Chicago, Illinois 60670

Luxembourg Listing, Paying and Transfer Agent

Dexia Banque Internationale à Luxembourg
69, route d'Esch
L-2953 Luxembourg

Legal Advisors

To Target Corporation

James T. Hale Executive Vice President, General Counsel and Corporate Secretary Target Corporation 1000 Nicollet Mall Minneapolis, Minnesota 55403	Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402

To the Underwriters

King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036-4003

Auditors of Target Corporation

Ernst & Young LLP
1400 Pillsbury Center
Minneapolis, MN 55402

         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and accompanying prospectus is current only as of their respective dates.

TABLE OF CONTENTS
Prospectus Supplement

$500,000,000

4.000% Notes due 2013

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Banc of America Securities LLC
Citigroup
Goldman, Sachs & Co.

Banc One Capital Markets, Inc.

JPMorgan

Lehman Brothers

Merrill Lynch & Co.

BNP PARIBAS

BNY Capital Markets, Inc.

Tokyo-Mitsubishi International plc

Wells Fargo Institutional Sales and Trading

Comerica Securities

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